Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8834
Contact: Ron Mills
VP of Finance and Investor Relations
Web Site: www.comstockresources.com

NEWS RELEASE
For Immediate Release
COMSTOCK RESOURCES, INC. REPORTS
FOURTH QUARTER 2020 FINANCIAL AND OPERATING RESULTS
FRISCO, TEXAS, February 16, 2021 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the quarter and year ended December 31, 2020.
Financial Results for the Three Months Ended December 31, 2020
For the fourth quarter of 2020, Comstock reported net income available to common stockholders of $77.5 million or $0.30 per diluted share. The quarter results included a $80.2 million unrealized gain on the mark-to-market value of the Company's derivative financial instruments that are held to hedge oil and natural gas prices. The adjusted net income available to common stockholders excluding the unrealized gain on the hedge contracts and other non-recurring items for the fourth quarter of 2020 was $34.6 million or $0.14 per diluted share.
Comstock produced 109.0 billion cubic feet ("Bcf") of natural gas and 0.3 million barrels ("Bbls") of oil or 111.1 billion cubic feet of natural gas equivalent ("Bcfe") in the fourth quarter of 2020. Natural gas production averaged 1.2 Bcf per day, an increase of 6% over natural gas production in the third quarter of 2020. Oil production in the fourth quarter of 2020 averaged 3,694 Bbls of oil per day as compared to 3,851 Bbls per day produced in the third quarter of 2020.
Comstock's average realized natural gas price in the fourth quarter of 2020, including realized hedging gains, was $2.40 per Mcf as compared to $2.30 per Mcf realized in the fourth quarter of 2019 and $1.95 per Mcf realized in the third quarter of 2020. The Company's average realized oil price in the fourth quarter of 2020, including realized hedging gains, was $44.47 per Bbl as compared to $50.36 per Bbl in the fourth quarter of 2019 and $33.52 per Bbl in the third quarter of 2020. Oil and gas sales were $276.8 million (including realized hedging gains) in the fourth quarter of 2020 as compared to $308.6 million in the fourth quarter of 2019. Adjusted EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses was $210.8 million in the fourth quarter of 2020 as compared to adjusted EBITDAX of $234.8 million for the fourth quarter of 2019. The Company's operating cash flow generated in the fourth quarter of 2020 was $154.6 million as compared to $187.9 million in the fourth quarter of 2019.

Financial Results for the Year Ended December 31, 2020
For the year ended December 31, 2020, Comstock reported a net loss available to common stockholders of $83.4 million or $0.39 per diluted share. The loss was primarily due to a $124.5 million unrealized loss related to the mark-to-market valuation of derivative financial instruments. Adjusted net income available to common stockholders excluding the unrealized loss on hedges and other non-recurring items for the year ended December 31, 2020 was $49.6 million or $0.23 per diluted share.
Comstock produced 450.8 Bcf of natural gas and 1.5 million Bbls of oil or 459.9 Bcfe for the year ended December 31, 2020 as compared to 292.8 Bcf of natural gas, 2.7 million Bbls of oil or 308.9 Bcfe for the year ended December 31, 2019. Natural gas production averaged 1.2 Bcf per day in 2020, an increase of 54% over natural gas production in 2019. Oil production averaged 4,120 Bbls of oil per day in 2020 compared to 7,356 Bbls of oil per day in 2019. Comstock's average realized natural gas price, including realized hedging gains, was $2.07 per Mcf for the year ended December 31, 2020, as compared to $2.35 per Mcf realized for the year ended December 31, 2019. The Company's average realized oil price in 2020, including realized hedging gains, was $40.88 per barrel as compared to $49.64 per barrel in 2019. Oil and gas sales were $993.1 million, including realized hedging gains, for the year ended December 31, 2020 as compared to oil and gas sales of $821.4 million in 2019. Adjusted EBITDAX of $722.2 million in 2020 was 18% higher than adjusted EBITDAX of $613.6 million in 2019. The Company's operating cash flow generated for the year ended December 31, 2020 of $521.2 million increased 11% over operating cash flow of $468.3 million for the year ended December 31, 2019.
Drilling Results
Comstock spent $483.6 million during 2020 for drilling and development activities in 2020. Comstock also spent $7.9 million on leasing activity. $476.9 million was spent to develop its Haynesville and Bossier shale properties, comprised of $436.1 million on drilling and completing wells and an additional $40.8 million on other development activity. Comstock drilled 55 (46.1 net) operated horizontal Haynesville shale wells during the year ended December 31, 2020, which had an average lateral length of 9,247 feet. Comstock also participated in 16 (1.3 net) non-operated Haynesville shale wells in 2020. During the year ended December 31, 2020, Comstock turned 76 (43.7 net) Haynesville shale wells to sales and currently expects to turn 14 (13.0 net) operated wells to sales in the first quarter of 2021.
Since its last operational update, Comstock completed an additional 20 (17.7 net) Haynesville shale wells. The average initial production rate of these wells was 24 MMcf per day and had an average completed lateral length of 9,288 feet.
2020 Proved Oil & Gas Reserves
Comstock also announced that proved natural gas and oil reserves as of December 31, 2020 were estimated at 5.6 trillion cubic feet ("Tcf") of natural gas and 11.0 million Bbls of oil, or 5.6 Tcfe as compared to total proved reserves of 5.4 Tcfe as of December 31, 2019. The reserve estimates were determined under the SEC guidelines and were audited by the Company's independent reserve engineering firms. The 5.6 Tcfe of proved reserves at December 31, 2020 were 36% developed and 97% were operated by Comstock. The present value, using a 10% discount rate, or the future net cash flows before income taxes of the proved reserves (the "PV-10 Value") was approximately $2.0 billion, using average first of month 2020 prices of $1.99 per Mcf of natural gas and $39.57 per Bbl of oil. The PV-10 Value was impacted by the much lower oil and gas prices required under the SEC methodology. The natural gas and oil prices used in determining the December 31, 2020 proved reserves estimates were 23% lower for natural gas and 29% lower for oil as compared to prices used at December 31, 2019. The PV-10 Value using NYMEX reference prices of $2.75 per Mcf for natural gas and $50.00 per barrel for oil less the Company’s differentials would have been $4.4 billion.
The following table reflects the changes in the proved reserve estimates since the end of 2019:

	Oil (MMBbls)	Natural Gas (Bcf)	Total (Bcfe)
Proved Reserves:
Proved Reserves at December 31, 2019	16.7	5,341.5	5,442.0
Production	(1.5)	(450.8)	(459.9)
Extensions and discoveries	—	365.7	365.7
Revisions:
Price	(2.9)	(68.2)	(85.3)
Performance and Other	(1.3)	374.7	366.4
Proved Reserves at December 31, 2020	11.0	5,562.9	5,628.9
Despite the low prices used to determine proved reserves, Comstock replaced 159% of its 2020 production excluding price revisions and 141% including them. Based on the 2020 proved reserve additions, Comstock’s "all-in" finding costs were approximately $0.66 per Mcfe excluding price-related revisions ($0.75 per Mcfe including price-related revisions).
2021 Drilling Budget
The Company currently plans to spend approximately $510 million to $550 million in 2021 on drilling and completion activities primarily focused on development of its Haynesville/Bossier shale properties and $7 million to $10 million on its leasing program. Under its current operating plan, Comstock expects to drill 62 (51.0 net) and complete 58 (50.5 net) operated horizontal wells utilizing five to six rigs during 2021.
Other Matters
Comstock has planned a conference call for 10:00 a.m. Central Time on February 17, 2021, to discuss the fourth quarter of 2020 operational and financial results. Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live webcast or dial 844-776-7840 (international dial-in use 661-378-9538) and provide access code 8399473 when prompted. If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com. The web replay will be available for approximately one week. A replay of the conference call will be available beginning at 1:00 p.m. CT February 17, 2021 and will continue until 1:00 p.m. February 24, 2021. To hear the replay, call 855-859-2056 (404-537-3406) if calling from outside the US). The conference call access code is 8399473.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.
Comstock Resources, Inc. is a leading independent natural gas producer with operations focused on the development of the Haynesville shale in North Louisiana and East Texas. The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenues:
Natural gas sales	$261,424	$260,206	$809,399	$635,795
Oil sales	13,347	29,042	48,796	132,894
Total oil and gas sales	274,771	289,248	858,195	768,689
Operating expenses:
Production and ad valorem taxes	9,199	12,999	36,967	35,702
Gathering and transportation	29,159	29,957	106,582	71,303
Lease operating	23,342	26,285	102,452	80,762
Depreciation, depletion and amortization	104,284	111,842	417,112	276,526
General and administrative	6,049	6,484	32,040	29,244
Exploration	—	—	27	241
(Gain) loss on sale of assets	(1)	—	(17)	25
Total operating expenses	172,032	187,567	695,163	493,803

Operating income	102,739	101,681	163,032	274,886
Other income (expenses):
Gain from derivative financial instruments	81,929	19,790	9,951	51,735
Other income	287	282	1,080	622
Transaction costs	—	90	—	(41,010)
Interest expense	(66,065)	(54,107)	(234,829)	(161,541)
Loss on early extinguishment of debt	—	—	(861)	—
Total other income (expenses)	16,151	(33,945)	(224,659)	(150,194)
Income (loss) before income taxes	118,890	67,736	(61,627)	124,692
Benefit from (provision for) income taxes	(36,967)	(12,620)	9,210	(27,803)
Net income (loss)	81,923	55,116	(52,417)	96,889
Preferred stock dividends and accretion	(4,400)	(14,287)	(30,996)	(22,415)
Net income (loss) available to common stockholders	$77,523	$40,829	$(83,413)	$74,474

Net income (loss) per share:
Basic	$0.34	$0.22	$(0.39)	$0.52
Diluted	$0.30	$0.19	$(0.39)	$0.52
Weighted average shares outstanding:
Basic	231,377	187,280	215,194	142,750
Diluted	275,127	284,100	215,194	187,378

COMSTOCK RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of
	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$30,272	$18,532
Accounts receivable	145,786	180,341
Derivative financial instruments	8,913	75,304
Income taxes receivable	—	5,109
Other current assets	14,839	10,399
Total current assets	199,810	289,685
Property and equipment, net	4,084,550	4,008,803
Goodwill	335,897	335,897
Income taxes receivable	—	5,109
Derivative financial instruments	661	13,888
Operating lease right-of-use assets	3,025	3,509
Other assets	40	231
	$4,623,983	$4,657,122

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$259,284	$252,994
Accrued costs	133,019	137,166
Operating leases	2,284	1,994
Derivative financial instruments	47,005	222
Total current liabilities	441,592	392,376
Long-term debt	2,517,149	2,500,132
Deferred income taxes	200,583	211,772
Derivative financial instruments	2,364	4,220
Long-term operating leases	740	1,515
Asset retirement obligation	19,290	18,151
Other non-current liabilities	492	6,351
Total liabilities	3,182,210	3,134,517
Mezzanine Equity:
Preferred stock	175,000	379,583
Stockholders' Equity:
Common stock	116,206	95,003
Additional paid-in capital	1,095,384	909,423
Accumulated earnings	55,183	138,596
Total stockholders' equity	1,266,773	1,143,022
	$4,623,983	$4,657,122

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per unit amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Gas production (MMcf)	109,013	121,521	450,836	292,834
Oil production (Mbbls)	340	577	1,508	2,685
Total production (MMcfe)	111,052	124,980	459,883	308,944

Natural gas sales	$261,424	$260,206	$809,399	$635,795
Natural gas hedging settlements (1)	240	19,302	122,036	52,297
Total natural gas including hedging	261,664	279,508	931,435	688,092
Oil sales	13,347	29,042	48,796	132,894
Oil hedging settlements (1)	1,767	—	12,849	387
Total oil including hedging	15,114	29,042	61,645	133,281
Total oil and gas sales including hedging	$276,778	$308,550	$993,080	$821,373

Average gas price (per Mcf)	$2.40	$2.14	$1.80	$2.17
Average gas price including hedging (per Mcf)	$2.40	$2.30	$2.07	$2.35
Average oil price (per barrel)	$39.27	$50.36	$32.36	$49.49
Average oil price including hedging (per barrel)	$44.47	$50.36	$40.88	$49.64
Average price (per Mcfe)	$2.47	$2.31	$1.87	$2.49
Average price including hedging (per Mcfe)	$2.49	$2.47	$2.16	$2.66

Production and ad valorem taxes	$9,199	$12,999	$36,967	$35,702
Gathering and transportation	$29,159	$29,957	$106,582	$71,303
Lease operating	$23,342	$26,285	$102,452	$80,762

Production and ad valorem taxes (per Mcfe)	$0.09	$0.10	$0.08	$0.11
Gathering and transportation (per Mcfe)	$0.26	$0.24	$0.23	$0.23
Lease operating (per Mcfe)	$0.21	$0.21	$0.22	$0.27

Oil and Gas Capital Expenditures:
Acquisitions	$—	$41,828	$—	$2,097,451
Exploratory leasehold	6,492	—	7,949	—
Development leasehold	5,659	890	13,022	7,603
Development drilling and completion	155,691	150,960	436,074	493,625
Other development	8,062	3,121	34,525	9,339
Total	$175,904	$196,799	$491,570	$2,608,018
(1)Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
ADJUSTED NET INCOME (LOSS) TO COMMON STOCKHOLDERS:
Net income (loss) available to common stockholders	$77,523	$40,829	$(83,413)	$74,474
(Gain) loss on sale of assets	(1)	—	(17)	25
Unrealized (gain) loss on derivative financial instruments	(80,158)	(488)	124,545	949
Loss on early extinguishment of debt	—	—	861	—
Non-cash interest amortization from adjusting debt assumed in acquisition to fair value	5,811	5,065	22,112	9,143
Non-cash accretion from adjusting preferred stock issued in acquisition to fair value	—	4,583	5,417	4,583
Impairment of unevaluated oil and gas properties	—	—	27	—
Transaction costs	—	(90)	—	41,010
Covey Park July 2019 hedging settlements	—	—	—	4,574
Adjusted benefit (provision) for income taxes	31,408	(836)	(19,930)	(12,420)
Adjusted net income available to common stockholders (1)	$34,583	$49,063	$49,602	$122,338

Adjusted net income available to common stockholders per diluted share	$0.14	$0.22	$0.23	$0.77

ADJUSTED EBITDAX:
Net income (loss)	$81,923	$55,116	$(52,417)	$96,889
Interest expense	66,065	54,107	234,829	161,541
Income taxes	36,967	12,620	(9,210)	27,803
Depreciation, depletion, and amortization	104,284	111,842	417,112	276,526
Unrealized (gain) loss from derivative financial instruments	(80,158)	(488)	124,545	949
Exploration	—	—	27	241
Stock-based compensation	1,730	1,661	6,464	4,020
Loss on early extinguishment of debt	—	—	861	—
Transaction costs	—	(90)	—	41,010
Covey Park July 2019 hedging settlements	—	—	—	4,574
(Gain) loss on sale of assets	(1)	—	(17)	25
Total Adjusted EBITDAX (2)	$210,810	$234,768	$722,194	$613,578
(1)Adjusted net income available to common stockholders is presented because of its acceptance by investors and by Comstock management as an indicator of the Company's profitability excluding non-cash unrealized gains and losses on derivative financial instruments and other unusual items.
(2)Adjusted EBITDAX is presented in the earnings release because management believes that adjusted EBITDAX, which represents Comstock's results from operations before interest, income taxes, and certain non-cash items, including depreciation, depletion and amortization and exploration expense, is a common alternative measure of operating performance used by certain investors and financial analysts.

COMSTOCK RESOURCES, INC.
NON-GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
OPERATING CASH FLOW:
Net income (loss)	$81,923	$55,116	$(52,417)	$96,889
Reconciling items:
Deferred income taxes	37,034	12,821	(9,409)	28,026
Depreciation, depletion and amortization	104,284	111,842	417,112	276,526
Unrealized (gain) loss from derivative financial instruments	(80,158)	(488)	124,545	949
Amortization of debt discount and issuance costs	9,807	7,068	34,038	16,274
Stock-based compensation	1,730	1,661	6,464	4,020
Loss on early extinguishment of debt	—	—	861	—
Transaction costs	—	(90)	—	41,010
Covey Park July 2019 hedging settlements	—	—	—	4,574
Exploration	—	—	27	—
(Gain) loss on sale of assets	(1)	—	(17)	25
Operating cash flow (1)	$154,619	$187,930	$521,204	$468,293

Net cash provided by operating activities	$185,746	$168,431	$575,701	$451,237
Transaction costs	—	(90)	—	41,010
Covey Park July 2019 hedging settlements	—	—	—	4,574
Increase (decrease) in accounts receivable	44,827	45,184	(34,555)	(3,220)
Increase (decrease) in other current assets	1,272	(2,686)	(7,019)	(9,823)
Increase in accounts payable and accrued expenses	(77,226)	(22,909)	(12,923)	(15,485)
Operating cash flow (1)	$154,619	$187,930	$521,204	$468,293
(1)Operating cash flow is presented in the earnings release because management believes it to be useful to investors as a common alternative measure of cash flows which excludes changes to other working capital accounts.